FORM T-1
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                               ------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


                       New York                              13-3818954
            (Jurisdiction of incorporation                (I.R.S. employer
             if not a U.S. national bank)                identification No.)

                 114 West 47th Street                        10036-1532
                     New York, NY                            (Zip Code)
                 (Address of principal
                  executive offices)

                               ------------------
                         CONCENTRA OPERATING CORPORATION
               (Exact name of OBLIGOR as specified in its charter)

                        Nevada                              75-2822620
           (State or other jurisdiction of               (I.R.S. employer
            incorporation or organization)              identification No.)

                    312 Union Wharf                            02109
                 Boston, Massachusetts                      (Zip Code)
       (Address of principal executive offices)
                               ------------------
                 13% Series B Senior Subordinated Notes due 2009
                       (Title of the indenture securities)
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                                      - 2 -


                          TABLE OF ADDITIONAL OBLIGORS

Exact Name of Guarantor Obligors                    State of Other Jurisdiction       I.R.S. Employer
         As Specified In Its Charter                      of Organization             Identification No.
--------------------------------------------------------------------------------------------------------

Concentra Management Services, Inc.                           Nevada                    86-0805317

Concentra Preferred Systems, Inc.                             Delaware                  36-3715258

Prompt Associates, Inc.                                       Delaware                  22-3102075

First Notice Systems, Inc.                                    Delaware                  04-3373927

Focus Healthcare Management, Inc.                             Tennessee                 62-1266888

Hillman Consulting, Inc.                                      Nevada                    62-1697518

CRA Managed Care of Washington, Inc.                          Washington                91-1374650

CRA-MCO, Inc.                                                 Nevada                    36-4266562

Drug-Free Consortium, Inc.                                    Texas                     76-0304997

Concentra Managed Care Services, Inc.                         Massachusetts             04-2658593

Concentra Health Services, Inc.                               Nevada                    75-2510547

Concentra Managed Care Business Trust                         Massachusetts             04-3449352

Occucenters I, L.P.                                           Texas                     75-2678146

OCI Holdings, Inc.                                            Nevada                    75-2679204

------------------------------------------------------------------------------------------------------

                                     GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Concentra Operating Corporation currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.  LIST OF EXHIBITS

     T-1.1  -- Organization Certificate,  as amended, issued by the State of New
               York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

     T-1.2        --       Included in Exhibit T-1.1.

     T-1.3        --       Included in Exhibit T-1.1.

     T-1.4        --       The  By-Laws of  United  States Trust Company of  New
                           York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture
                           Act of 1939, as amended by the Trust Indenture Reform
                           Act of 1990 (Registration No. 33-97056).

     T-1.6        --       The consent of the trustee required by Section 321(b)
                           of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

     T-1.7        --       A copy  of the  latest  report  of  condition  of the
                           trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of September 27, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 27th day of September, 1999.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:      /s/ Margaret Ciesmelewski
         -------------------------------
         Margaret Ciesmelewski
         Assistant Vice President

                                                                   EXHIBIT T-1.6

                     The consent of the trustee required by
                           Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


January 7, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK


         /s/Gerard F. Ganey
         --------------------------------
By:      Gerard F. Ganey
         Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                                  JUNE 30, 1999
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                              $  237,532
Short-Term Investments                                  155,678

Securities, Available for Sale                          505,561

Loans                                                 2,312,569
Less:  Allowance for Credit Losses                       17,486
                                                     ----------
      Net Loans                                       2,295,083
Premises and Equipment                                   56,119
Other Assets                                            128,087
                                                     ----------
      TOTAL ASSETS                                   $3,378,060
                                                     ==========

LIABILITIES
Deposits:
      Non-Interest Bearing                           $  815,644
      Interest Bearing                                1,931,882
                                                     ----------
         Total Deposits                               2,747,526

Short-Term Credit Facilities                            310,113
Accounts Payable and Accrued Liabilities                131,638
                                                     ----------
      TOTAL LIABILITIES                              $3,189,277
                                                     ==========

STOCKHOLDER'S EQUITY
Common Stock                                             14,995
Capital Surplus                                          53,041
Retained Earnings                                       121,974
Unrealized Loss on Securities
     Available for Sale (Net of Taxes)                  (1,227)
                                                     ----------

TOTAL STOCKHOLDER'S EQUITY                              188,783
    TOTAL LIABILITIES AND                            ----------
     STOCKHOLDER'S EQUITY                            $3,378,060
                                                     ==========

I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Controller

August 23, 1999